AMERCO and Consolidated Subsidiaries

Exhibit 12.  Statement Re: Computation of Ratios

                                                            Year    end

                                          -------------------------------------
                                           1996    1995    1994    1993  1992
                                          -------------------------------------
Pretax earnings from operations            96.2    93.5    66.5    49.2  25.7
Plus:  Interest expense                    67.6    67.8    68.9    68.0  76.2
       Preferred stock dividends           13.0    13.0     4.8     -     -
       Amortization of debt expense
         and discounts                       .7      .8     1.1     1.6   1.5
       A portion of rental expense
         (1/3)                             23.0    22.2    28.1    39.7  41.3
                                          -------------------------------------
     Subtotal (A)                         200.5   197.3   169.4   158.5 144.7
                                          -------------------------------------


Divided by:


Fixed charges:
  Interest expense                         67.6    67.8    68.9    68.0  76.2
  Preferred stock dividends                13.0    13.0     4.8     -     -
  A portion of rental expense (1/3)        23.0    22.2    28.1    39.7  41.3
  Interest capitalized during the
    period                                  1.8     1.7      .6      .2    .2
  Amortization of debt expense
    and discounts                            .7      .8     1.1     1.6   1.5
                                          -------------------------------------

     Subtotal (B)                         106.1   105.5   103.5   109.5 119.2
                                          -------------------------------------

     Ratio of earnings to fixed
       charges (A)/(B)                     1.89    1.87    1.64    1.45  1.21
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     The Company believes that one-third of the Company's annual rental expense is a reasonable approximation of the interest factor of such rentals.